Exhibit 4.2

NUMBER OF SHARES

CUSIP G1R59T108

SEE REVERSE

FOR CERTAIN DEFINITIONS

BHAI

BHAV ACQUISITION CORP II

AN EXEMPTED COMPANY INCORPORATED UNDER THE LAWS OF THE

CAYMAN ISLANDS

CLASS A ORDINARY SHARES

This Certifies that ____________________ is the owner of ________________________

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF PAR VALUE $0.0001 EACH OF

BHAV ACQUISITION CORP II

transferable on the books of BHAV Acquisition Corp II, a Cayman Islands exempted company (the “Company”), in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Company will be forced to liquidate and dissolve if it is unable to complete an initial business combination within the period of time as set forth in the Company’s amended and restated memorandum and articles of association, as amended from time to time (the “Articles”), and as more fully described in the Company’s final prospectus dated [_________], 2026

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Director	[Seal]	Chief Financial Officer

BHAV ACQUISITION CORP II

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Articles and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT —	________Custodian ________
TEN ENT	— as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors

JT TEN	— as joint tenants with right of survivorship and not as tenants in common		Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, __________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the register of members of the within named Company with full power of substitution in the premises.

Dated:

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NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed: By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated [_________], 2026, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering in the event that (i) the Company redeems the Class A ordinary shares included in the units sold in its initial public offering and liquidates because it does not consummate an initial business combination within the time period set forth in the Articles, as the same may be amended from time to time, or (ii) if the holder(s) properly redeem for cash his, her or its respective Class A ordinary shares included in the units sold in the Company’s initial public offering in connection (x) with a general meeting called to approve the initial business combination, or (y) without a shareholder vote by means of a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination, or (z) with a shareholder vote to amend the Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Class A ordinary shares included in the units sold in the Company’s initial public offering if it does not consummate an initial business combination within the time set forth in the Articles or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, as the same may be amended from time to time. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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